EXHIBIT 3
                                 ---------

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OR EXCHANGE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.


W-1                                                    January 14, 1998

                       COMMON STOCK PURCHASE WARRANT

          THIS CERTIFIES THAT VALUE PARTNERS, LTD. (the "Holder", and together with the holders of other Warrants issued pursuant to the Note Purchase Agreement herein described, the "Holders") is entitled to purchase from The Texas Individualized Television Network, Inc., a Delaware corporation (the "Company"), such number of shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), which shall, at the time of and giving effect to such exercise, equal 15.75% (the "Exercise Percentage") of the fully diluted number of shares of Common Stock of the Company then outstanding, after giving effect to the exercise or conversion of all then outstanding options, warrants and other rights to purchase or acquire shares of the Company's Common Stock, at a purchase price of $.01 per Share (the "Exercise Price").

          This Warrant along with the Warrants granted to certain investors, pursuant to the Note Purchase Agreement dated January 13, 1998, grants to the Holders the right to acquire upon exercise of all of the Warrants, 17.5% of the outstanding Common Stock of the Company at the time of and giving effect to the exercise of said Warrants on a fully-diluted basis. Notwithstanding that upon exercise of the Warrants there may be an increase in the aggregate number of shares of the Company's Common Stock issuable upon exercise of the Warrants as compared to the aggregate number of shares of the Company's Common Stock that would be issuable if the Warrants were exercised as of the date hereof, there shall be no change in the aggregate amount paid upon exercise of the Warrants.

          This Warrant also grants certain alternative rights to the Holder to exchange this Warrant for common stock of ACTV, Inc., a Delaware corporation ("ACTV"), of which the Company is an indirect wholly owned subsidiary, as set forth in Section 12 herein.

          1. TERM. The rights represented by this Warrant shall be exercisable at the Exercise Price, subject to adjustment in accordance with
Section 7 hereof, and during the periods from the date hereof to June 30, 2003 (the "Expiration Date"). After the Expiration Date, the Holder shall have no right to purchase any Common Stock hereunder.

          2. EXERCISE. The rights represented by this Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the written consent of the Majority Holders, as such term is defined in the Note Purchase Agreement which consent will not be required after the earlier of (x) the date the Majority Holders exercise any of its Warrants or (y) the expiration of the ACTV Option under Section 12 herein,
(ii) the surrender of the Warrant (with the exercise form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (iii) payment to the Company of the Exercise Price then in effect for the number of shares of Common Stock specified in the above-mentioned exercise form together with applicable stock transfer taxes, if any. The Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock at that time and date. Certificates representing the Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after the rights represented by this Warrant shall have been so exercised. In the event that the Warrant is exercised in respect of less than all of the Shares specified herein at any time prior to the Expiration Date, a new certificate evidencing the remaining portion of the Warrant will be issued by the Company.

          3. RESTRICTIONS ON TRANSFER. Except for transfers to successors of the Holder, to any officer, partner or director of the Holder, or by will or pursuant to the laws of descent and distribution, the Warrant shall not be transferred, sold, assigned, or hypothecated, without
(i) the written consent of the Company and ACTV, which consent shall not be unreasonably withheld, and (ii) compliance with the right of first offer pursuant to Section 13 hereof. Any assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Warrant for cancellation at the office or agency of the Company referred to in Section 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this Section 3; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of securities as are purchasable hereunder.

          4.   COVENANTS OF THE COMPANY.  The Company covenants and agrees:

               (a) That all shares of Common Stock which may be purchased hereunder will, upon issuance against payment of the Purchase Price therefor, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof;

               (b) That during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant, or at the time of exercise shall amend its certificate of incorporation to authorize and reserve a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant;

               (c) That so long as any of the Warrants or shares of the Company's Common Stock are held by a Holder, the Company shall provide the reports to such Holder as provided in Section 5.14 of the Note Purchase Agreement;

               (d) That upon the reasonable request of any Holder, the Company shall inform the Holder of the number of shares of the Company's then outstanding Common Stock on a fully diluted basis; and

               (e) That upon exercise of the Warrant and the consequent issuance of the Company's Common Stock to Holder, the Holder shall receive the entire legal and beneficial interest in such Common Stock free and clear of any liens, claims and encumbrances.

          5. RIGHTS OF STOCKHOLDER. The Warrant shall not entitle the Holder to any voting rights or other rights as stockholders of the Company or ACTV, except as provided for in the articles of incorporation and by-laws of the Company or ACTV.

          6. FRACTIONAL SHARES. Neither the Company nor ACTV shall be required to issue certificates representing fractions of shares of Common Stock or ACTV Common Stock upon the exercise or exchange of the Warrant, nor shall the Company or ACTV be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or ACTV Common Stock as the case may be.

          7. APPLICABLE LAW. This Agreement shall be governed by and in accordance with the internal laws of the State of New York.

          8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS CERTIFICATES. If the certificate representing this Warrant (the "Warrant Certificate") shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

          9.   [Reserved]

          10.  MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.

               (a) In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, or the sale, transfer or other disposition of all, substantially all or a significant portion of the assets, property or business of the Company to or into another corporation, other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock, and pursuant to the terms of such merger, consolidation, or disposition of assets, the corporation formed by such consolidation, or the surviving corporation of such merger, or the corporation acquiring such assets, then such corporation shall execute and deliver to the Holder a supplemental warrant agreement providing (i) that the Holder shall have the right thereafter, until the Expiration Date, to receive, upon exercise of the supplemental warrant, the kind and amount of shares of securities and property receivable upon such consolidation, merger, or disposition of assets by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, or other disposition of assets, and (ii) that such corporation will assume each and every other covenant and condition of this Warrant and all liabilities and obligations hereunder, including the same anti-dilution protection as provided hereunder.

               (b) For the purposes of this Section 10, "securities and other property" of the corporation shall include capital stock of such corporation of any class, evidences of indebtedness, other securities which are convertible into or exchangeable for any such capital stock, and any warrants or other rights to subscribe for or purchase any such capital stock. The above provision of this subsection shall similarly apply to successive consolidations, mergers or other disposition of assets.

               (c) If any merger, consolidation or other disposition of assets, described in Section 10(a) herein occurs on or after the ACTV Expiration Date (as defined in Section 12(a) herein), then the Company shall have the option to convert this Warrant into such number of shares of Common Stock as if the Holder elected to exercise this Warrant on the date immediately prior to the date of closing such merger, consolidation or disposition of assets. The Company shall exercise this option by giving notice to the Holder in writing at the address of the Holder appearing on the books of the Company at least ten (10) days prior to such closing.

     11.  PUT OPTION.

               (a) TERM. From January 14, 2003, (five years from the date of this Warrant), until April 14, 2003 (three months thereafter) (the "Put Option Period"), if (i) the Company's Common Stock is not registered under
Section 12 of the Securities Exchange Act of 1934, as amended, and (ii) the Holder has not exercised all of this Warrant under Section 1 herein and/or under Section 12 herein, then, upon the exercise of this Put Option in accordance with Section 11(b) herein, the Holder shall have the right to put the unexercised portion of this Warrant to the Company for the Put Option Amount, as determined under Section 11(c) herein. Upon the Holder's exercise of the Put Option, the Company shall be under no obligations to the Holder under this Warrant except as provided in this Section 11.

               (b) EXERCISE. At any time within the Put Option Period, the Holder may exercise, with the consent of the Holders of the majority of the then outstanding Warrants, the Put Option by the surrender of the Warrant (with the Exercise Form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company). The Put Option shall be deemed to have been exercised immediately prior to the close of business on the date the Exercise Form and Warrant is received by the Company in accordance with the foregoing provisions of this Section 11(b) ("Put Option Date"). The Company shall pay the Put Option Amount to the Holder within six (6) calendar months of the final determination of the Put Option Amount as defined in Section 11(c) herein.

               (c) PUT OPTION AMOUNT. The Put Option Amount to be paid to the Holder upon exercise of the Put Option shall be equal to the greater of:

                    (i) (A) six and one-half (6.5), multiplied by (B) the total of (I) the consolidated net income of the Company and its wholly-owned subsidiaries, if any, plus all interest, income taxes, depreciation, and amortization, as determined under U.S. Generally Accepted Accounting Principles consistently applied with the Company's past practices ("GAAP") for the last twelve (12) full months immediately prior to the Put Option Date; plus (II) the Company's cash on hand as of the Put Option Date, as determined under GAAP; minus (III) the Company's liabilities as of the Put Option Date, as determined under GAAP; multiplied by (C) the Exercise Percentage as in effect on the Put Option Date; or

                    (ii) the fair market value of the Warrants determined by an appraisal which shall be conducted by an appraiser (the "Appraiser") jointly appointed by the Company and the Holders of the majority of the outstanding Warrants and paid by the Company. If the Company and the Holders of the majority of the outstanding Warrants do not agree on an Appraiser, then the appraisal shall be conducted by two appraisers (the "Appraisers"), one of whom shall be appointed and paid by the Company and one shall be appointed and paid by the Holders of the outstanding Warrants in proportion to the number of Warrants to be repurchased pursuant to the Put Option. Such Appraisers shall be experienced in making appraisals of company's engaged in the Company's business. The Appraisers shall attempt to mutually agree as to such fair market value. If they are unable to mutually agree within thirty (30) days after their appointment, the Company and the Holders of the majority of the outstanding Warrants shall select a third appraiser. Upon determination of an appraisal by the third Appraiser, the Appraisers shall immediately submit in writing to the Company and the Holders their respective appraisals of the fair market value for the Warrants. The average of the two closest appraisals shall be designated the fair market value, which determination shall be final and binding upon the parties. The cost of obtaining such third appraisal shall be divided equally between the Company and the Holders of the outstanding Warrants in proportion to the number of Warrants to be repurchased pursuant to the Put Option.

          12.  ACTV OPTION.

               (a) EXCHANGE OF ACTV STOCK. This Warrant is one of the warrants issued in connection with the sale of 13% Senior Secured Notes by the Company pursuant to Note Purchase Agreements, the closing of which occurred on January 14, 1998 ("Warrants"). Until July 14, 1999 (the "ACTV Expiration Date"), eighteen (18) months from the date of this Warrant, provided no part of any of the Warrants have been exercised to purchase the Company's Common Stock, the Holders of the Warrants shall be entitled to receive from ACTV upon the exchange of all of the Warrants, such number of shares (the "ACTV Shares") of ACTV's common stock, $.10 par value per share (the "ACTV Common Stock"), at the time of and giving effect to such exchange, equal to 5.5% of the fully diluted number of shares of ACTV Common Stock outstanding ("ACTV Option"), after giving effect to the exercise or conversion of all then outstanding options, warrants and other rights to purchase or acquire shares of ACTV Common Stock, (including, but not limited to, the then outstanding ACTV Holdings, Inc. exchangeable preferred stock) pro rated among each Holder in accordance with each Holder's right to exercise the warrant into a percentage of the Company's Common Stock divided by 17.5%. After the ACTV Expiration Date, the Holder shall have no right to acquire any ACTV Common Stock hereunder. Notwithstanding that upon exchange of the Warrants there may be an increase in the aggregate number of shares of ACTV Common Stock issuable upon exchange of the Warrants as compared to the aggregate number of shares of ACTV Common Stock that would be issuable if the Warrants are exchanged as of the date hereof, the aggregate consideration upon exchange of the Warrants shall be the same.

               (b) METHOD OF EXCHANGE. The ACTV Option may be exercised prior to the ACTV Expiration Date, in its entirety, by the surrender of the Warrants held by the majority of the Holders of the Warrants, with the ACTV Option Exchange Form(s) at the end hereof properly executed by the tendering Holders, at the principal executive office of ACTV, or such other office or agency of ACTV as it may designate by notice in writing to the Holders, with a copy of such executed Exchange Form to the Company as provided in Section 2 hereof and ACTV shall notify the other Holders of such exchange. The ACTV Option shall be deemed to have been exercised, in whole, immediately prior to the close of business on the date the Warrants are surrendered in accordance with the foregoing provisions of this Section 12(b), and the person or persons in whose name or names the certificates for ACTV Common Stock shall be issuable upon such exercise shall become the Holder or holders of record of such ACTV Common Stock at that time and date. Nontendering Holders of the Warrants shall be deemed to have exchanged their Warrants and shall be issued certificates of ACTV Common Stock to the persons in whose names such Warrants were registered, and each holder of the Warrants shall no longer have any rights with respect to any provision of the Warrants. Certificates representing the ACTV Common Stock so purchased shall be delivered within a reasonable time, not exceeding three (3) business days, after the rights represented by the ACTV Option shall have been so exercised. Except for the surrender of the Warrants by the tendering Holders and the deemed surrender of the Warrants as to nontendering Holders, no additional consideration shall be required to exchange the Warrants for ACTV Common Stock.

               (c)  ACTV COVENANTS.  ACTV covenants and agrees

                    (i) That all ACTV Shares which may be acquired upon exchange of the Warrants will, upon issuance against delivery of the Warrants as provided above, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof;

                    (ii) That during the period within which the ACTV Option may be exercised, ACTV will at all times have authorized and reserved a sufficient number of shares of ACTV Common Stock to provide for the exercise of the ACTV Option;

                    (iii) That so long as any of the Warrants are held by a Holder, ACTV shall provide the reports to such Holder as provided in
Section 5.25 of the Note Purchase Agreement;

                    (iv) That upon the reasonable request of any Holder, ACTV shall inform the Holder of the number of shares of ACTV's outstanding Common Stock on a fully diluted basis; and

                    (v) That upon exchange of the Warrant and the consequent issuance of ACTV's Common Stock to Holder, the Holder shall receive the entire legal and beneficial interest in such Common Stock free and clear of any liens, claims and encumbrances.

               (d) MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case of any consolidation of ACTV with, or merger of ACTV with, or merger of ACTV into, or the sale, transfer or other disposition of all, substantially all or a significant portion of the assets, property or business of ACTV to or into another corporation, other than a consolidation or merger which does not result in any reclassification or change of the outstanding ACTV Common Stock, and pursuant to the terms of such merger, consolidation, or disposition of assets, the corporation formed by such consolidation, or the surviving corporation of such merger, or the corporation acquiring such assets, then such corporation shall execute and deliver to the Holder a supplemental warrant agreement providing (i) that the Holder shall have the right thereafter, until the ACTV Expiration Date, to receive, upon exercise of the supplemental warrant, the kind and amount of shares of securities and property receivable upon such consolidation, merger, or disposition of assets by a holder of the number of shares of ACTV Common Stock for which such warrant might have been exercised immediately prior to such consolidation, merger, or other disposition of assets, and (ii) that such corporation will assume each and every other covenant and condition of this Warrant and all liabilities and obligations hereunder, including the same anti-dilution protection as provided hereunder. The term "securities and other property" of the corporation shall include capital stock of such corporation of any class, evidences of indebtedness, other securities which are convertible into or exchangeable for any such capital stock, and any warrants or other rights to subscribe for or purchase any such capital stock. The above provision of this subsection shall similarly apply to successive consolidations, mergers or other disposition of assets.

          13. RIGHT OF FIRST OFFER. In the event the Holder desires to sell any or all of the Warrant or the shares of the Company's Common Stock issuable upon exercise of the Warrant, the Holder hereby grants, and shall give notice to, ACTV of the right of ACTV or a subsidiary of ACTV designated by ACTV to acquire such securities, which notice shall include the terms and conditions as offered by the Holder, which offer shall remain irrevocable for thirty (30) days from the date of notice. If ACTV or the subsidiary designated by ACTV accepts the offer, the Holder shall be obligated to sell the securities on such terms and conditions to ACTV or the subsidiary designated by ACTV. ACTV or the subsidiary designated by ACTV shall have sixty (60) days to close the purchase of the securities.
If ACTV or the subsidiary designated by ACTV does not accept the offer, the Holder may sell to a third person, subject to such other restrictions as are imposed by federal and state securities laws, this Warrant and the Note Purchase Agreement, provided, however, that the Holder shall be obligated to make a subsequent offer(s) to ACTV if, and each time, the Holder changes the terms and conditions of the offer which would be more favorable to the purchaser. This Section 13 shall not apply to the sale of ACTV Common Stock.

          14. MERGER. This Warrant constitutes the entire understanding and supercedes any other prior agreements and understandings, both written and oral, between the Holder, the Company and ACTV with respect to the subject matter hereof.

          15. AMENDMENT. This Warrant may only be amended with the written consent by the Company, ACTV and all of the Holders.

[Signatures on following page]
          IN WITNESS WHEREOF, The Texas Individualized Television Network, Inc. and ACTV, Inc. have each caused this Warrant to be signed by their duly authorized officers, and this Warrant to be dated as of the date first above written.


                              THE TEXAS INDIVIDUALIZED TELEVISION
                                NETWORK, INC.


                              /S/DAVID REESE
                              ------------------------------------
                              David Reese
                              President


                              ACTV, INC.


                              /S/WILLIAM C. SAMUELS
                              ------------------------------------
                              William C. Samuels
                              Chief Executive Officer
                               EXERCISE FORM

        (To be signed only upon exercise of Warrant or Put Option)

------- The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ______________ shares of Common Stock of The Texas Individualized Televison Network, Inc., par value $.01 per share, and herewith makes payment of $_____________________ therefor, and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to _____________________, whose address(es) is
          (are):

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-------   The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the Put Option in Section 11 of such Warrant and requests that such cash consideration be delivered to _____________________, whose address(es) is (are):

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Dated:
          --------------------


                         --------------------------------------------
                         Signature


                         --------------------------------------------
                         (Print name under signature)
                         (Signature must conform in all respects to the name of holder as specified on the face of the Warrant).

                         --------------------------------------------
                         (Insert Social Security or other identifying number of Holder)
                         ACTV OPTION EXCHANGE FORM

           (To be signed only upon exercise of the ACTV Option)

     The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exchange the purchase rights represented by such Warrant for, and to acquire thereunder, ______________ shares of Common Stock of ACTV, Inc., par value $.10 per share, and requests that the certificates for shares of ACTV Common Stock be issued in the name(s) of, and delivered to _____________________, whose address(es) is (are):

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Dated:                   , 19
          ---------------     ------


                         --------------------------------------------
                         Signature


                         --------------------------------------------
                         (Print name under signature)
                         (Signature must conform in all respects to the name of holder as specified on the face of the Warrant).

                         --------------------------------------------
                         (Insert Social Security or other identifying number of Holder)


                            FORM OF ASSIGNMENT


          (To be executed by the registered holder if such holder
                     desires to transfer the Warrant)


          FOR VALUE RECEIVED _____________________________________________
hereby sells, assigns and transfers unto _________________________________ (Please print name and address of transferee)

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---------------------------------------------------------------------------
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this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________________ Attorney, to transfer the within Warrant on the books of THE TEXAS INDIVIDUALIZED TELEVISION NETWORK, INC., with full power of substitution.


Dated:
          ---------------------

                         --------------------------------------------
                         Signature


                         --------------------------------------------
                         (Print name under signature)
                         (Signature must conform in all respects to the name of holder as specified on the face of the Warrant).

                         --------------------------------------------
                         (Insert Social Security or other identifying number of Holder)